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                       PLAINS ALL AMERICAN PIPELINE, LP.
                               PAA FINANCE CORP.

                               LETTER TO CLIENTS

                                      for

                           Tender of All Outstanding

                          73/4% Senior Notes Due 2012

                                In Exchange For

                          73/4% Senior Notes Due 2012

                      That Have Been Registered Under the

                            Securities Act of 1933


       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
          ____________ , 2002, UNLESS EXTENDED (THE "EXPIRATION DATE").

   NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE UNLESS PREVIOUSLY ACCEPTED FOR EXCHANGE.

To Our Clients:

   We have enclosed herewith a Prospectus, dated __________ , 2002, of Plains All American Pipeline L.P. and PAA Finance Corp (the "Issuers"), and a related Letter of Transmittal, which together constitute the Issuers' offer (the "Exchange Offer") to exchange their 73/4% Senior Notes due 2012 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding 73/4% Senior Notes due 2012 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

   The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

   We are the holder of record of Outstanding Notes held by us for your own account. A tender of such Outstanding Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Notes held by us for your account.

   We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Letter of Transmittal.

                                          Very truly yours,

                                          PLAINS ALL AMERICAN, L.P.
                                          PAA FINANCE CORP.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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                   INSTRUCTION TO REGISTERED HOLDER AND /OR

                        BOOK-ENTRY TRANSFER PARTICIPANT

To Registered Holder and/or Participant in the Book-Entry Transfer Facility:

   The undersigned hereby acknowledges receipt of the Prospectus, dated __________, 2002 (the "Prospectus"), of Plains All American Pipeline, L.P. and PAA Finance Corp. (the "Issuers"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuers' offer (the "Exchange Offer") to exchange their 73/4% Senior Notes due 2012 (the "New Notes") for all of their outstanding 73/4% Senior Notes due 2012 (the "Outstanding Notes"). Capitalized terms used, but not defined herein have the meanings ascribed to them in the Prospectus.

   This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.


  The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

                $__________ of the 73/4% Senior Notes due 2012

  With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

 [_] To TENDER the following Outstanding Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED) (IF ANY):

               $____________ of the 73/4% Senior Notes due 2012

 [_] NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.


   If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations, that (i) the New Notes acquired in exchange for the Outstanding Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, (ii) the undersigned is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) the undersigned does not have any arrangement or understanding with any person to participate in the distribution of New Notes, and (iv) neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act of 1933, as amended) of the Issuers. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

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                                   SIGN HERE

   Name of beneficial owner(s): ________________________________________________
                                          Signature(s)

   Name(s): ____________________________________________________________________

           _____________________________________________________________________

           _____________________________________________________________________
                                (Please Print)

   Address: ____________________________________________________________________

   Telephone number: ___________________________________________________________

   Taxpayer Identification or Social Security Number: __________________________

   Date: _______________________________________________________________________